Exhibit 99.7

SPECIAL MEETING OF STOCKHOLDERS OF

CAPITOL FEDERAL FINANCIAL

_____________________, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement Prospectus
are available at http://ir.capfed.com/annual-proxy.cfm

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

The Board of Directors recommends a vote “FOR” the approval of the Plan of Conversion
 “FOR” approval of the contribution of $40.0 million to the Capitol Federal Foundation, “FOR” approval of the adjournment of the special meeting and “FOR” approval of informational proposals 4a-4d.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

I
The conversion of Capitol Federal Savings Bank from a partially public mutual holding company form of organization to a fully public stock holding company structure.  Currently, Capitol Federal Savings Bank is a wholly-owned subsidiary of Capitol Federal Financial (“CFF”), and Capitol Federal Savings Bank MHC owns 71% of CFF’s common stock.  The remaining 29% of CFF’s common stock is owned by public stockholders.  As a result of the conversion, a newly formed company, Capitol Federal Financial, Inc., will become the parent of Capitol Federal Savings Bank.  Each share of CFF common stock owned by the public will be exchanged for shares of common stock of Capitol Federal Financial, Inc. so that our existing public stockholders will own the same percentage of Capitol Federal Financial, Inc. common stock as they owned of our common stock immediately prior to the conversion.
				IVa.	Approval of a provision in Capitol Federal Financial, Inc.’s articles of incorporation to limit the ability of stockholders to remove directors.
					FOR	AGAINST	ABSTAIN
					☐	☐	☐

IVb.
Approval of a provision in Capitol Federal Financial, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Capitol Federal Financial, Inc.’s articles of incorporation.

					FOR	AGAINST	ABSTAIN
					☐	☐	☐

IVc.
Approval of a provision in Capitol Federal Financial, Inc.’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Capitol Federal Financial, Inc.’s bylaws.

				FOR	AGAINST	ABSTAIN
	FOR	AGAINST	ABSTAIN	☐	☐	☐
	☐	☐	☐

IVd.
Approval of a provision in Capitol Federal Financial, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Capitol Federal Financial, Inc.’s outstanding voting stock.

II.
The contribution of $40 million in cash from the proceeds of the stock offering, to the Capitol Federal Foundation, a Kansas corporation not-for-profit that is dedicated to charitable purposes within the communities in which Capitol Federal Savings Bank conducts its business.
					FOR	AGAINST	ABSTAIN
					☐	☐	☐

	FOR	AGAINST	ABSTAIN
	☐	☐	☐	In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement thereof.

III.
The adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve the conversion or the contribution to the Capitol Federal Foundation.

The undersigned acknowledges receipt from Capitol Federal Financial, prior to the execution of this Proxy, of Notice of the Special Meeting of Stockholders, and a Proxy Statement/Prospectus.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.